EXHIBIT 10.1
                              January 19, 1996


Portfolio C Investors, L.P.
3200 Texas Commerce Tower
201 Main Street
Fort Worth, Texas  76102

         Re: 610,000 Shares (the "Shares") of the Common Stock, par value $.10 per share, of La Quinta Inns Inc.

Gentlemen:

         This letter will confirm our agreement regarding the purchase and sale of the Shares.

         The undersigned will sell the Shares to Portfolio C Investors, L.P. ("Investors") at a price per share in cash of $23.00. The purchase and sale of the Shares shall occur on the earliest practicable date after the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or on such later date as the parties may agree (the "Closing Date"). On the Closing Date, Investors shall transfer the aggregate purchase price for the Shares in immediately available or clearinghouse funds to an account or accounts specified by the undersigned against receipt by Investors of the Shares. The delivery of the Shares will be effected by book entry transfer thereof to the account of Investors through the facilities of one or more brokerage firms or clearing agencies, as specified by Investors.

         The undersigned represents that it will transfer to Investors on the Closing Date good and marketable title to the Shares, free and clear of all liens, claims, security interests and encumbrances whatsoever.

         If this letter accurately reflects our agreement with respect to the purchase and sale of the Shares, please sign this letter in the place provided below, at which time this letter shall become a binding agreement between Investors and the undersigned.

                                  Very truly yours,

                                  THE AIRLIE GROUP L.P.
                                  By:  EBD L.P., General Partner
                                  By:  TMT-FW, Inc., General Partner


                                  By: /s/ William O. Reimann
                                       William O. Reimann, Vice President
ACCEPTED AND AGREED:

PORTFOLIO C INVESTORS, L.P.
By:  Portfolio Associates, Inc., General Partner

By:      /s/ W. R. Cotham
         W. R. Cotham, Vice President